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                                                                   Exhibit 10.10



PURCHASE OFFER AGREEMENT FOR OEM MANUFACTURER



Customer:                                             Agreement #: JV1201


Mercury Computer Systems, Inc.                        Date: February 16, 1995
199 Riverneck Road
Chelmsford, MA 01824-2820


Thank you for doing business with IBM Microelectronics Division. This is a master purchase offer agreement between you, the buyer, and us, International Business Machines Corporation. You sign this Agreement only once after that, this Agreement will govern your purchases of eligible IBM products (Products) from us on an ongoing basis. Your IBM sales representative can give you a list of the eligible IBM Products. You may order Products under this Agreement by sending us a written request or by fax. If we can fill your order, we will send you an acknowledgment, referencing this Agreement, for the Products IBM will ship to you. We will provide Products under IBM's then current prices, charges, and warranty periods, unless otherwise negotiated between us. Your IBM sales representative can also give you information about IBM's prices, charges, and warranty periods.

This Agreement, its front and back, and any acknowledgment IBM issues under it, together called POA, are the complete agreement on this subject and replace all prior oral or written communications between us about it. The POA cannot be changed unless each of us signs a written modification.


                                         Agreed to: for and on behalf of
                                         MERCURY COMPUTER SYSTEM INC.


                                         Signed: /s/ Rebecca M. Dowse
                                                 ----------------------------
                                         Print Name: Rebecca M. Dowse
                                         Manager of Contracts


                                         Agreed to:
                                            INTERNATIONAL BUSINESS
                                            MACHINES CORPORATION



                                            Microelectronics Division



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                                            Signed: /s/ Frederick J. Glasgow
                                                    ----------------------------


                                            Print Name: Frederick J. Glasgow
                                            Director of Marketing
                                            and Sales Operations


1.       USE OF PRODUCTS

You represent that Products will be: A) integrated or incorporated in your systems or Subsystems or as specified by IBM in an acknowledgment: or B) distributed in incidental additional quantities for integration or incorporation in systems or subsystems you have sold. You may also use up to 10% of the Products internally.

2.       SHIPMENT, TITLE, AND RISK OF LOSS

IBM Will Schedule each Product under IBM's applicable shipment schedule. We may not ship Product if you cannot give us satisfactory assurances that you have complied and can comply with any of the POA terms, including payment and use of Products. Title to and risk of loss for a Product Pass to you when we deliver the Product to the carrier. IBM keeps title to any software or other code under the POA.

3.       PRICES, INVOICING, PAYMENT TERMS AND TAXES

The prices Shown in Exhibit A hereto will apply to the Products.[*] We will invoice you for the Products, including related taxes and any other charges under this POA. Terms of payment are [*]. You will also pay a late charge of [*] of the balance due for each month you are late in paying IBM.

4.       CANCELLATION

You may cancel an order before we ship it. If you do so at your convenience, for standard Product you shall pay the following charges unless otherwise mutually negotiated.

Days before
Acknowledged Shipment Dates      Percent of Purchase Price

90 days or more                     [*]
60-89 days                          [*]
30-59 days                          [*]
0-29 days                           [*]




* Information omitted for confidential treatment.




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Charges for the cancellation of customized Product will be mutually negotiated and set forth in Exhibit A hereto.

5.       CHANGES

It is our objective to fill an order acknowledged by us. In situations such as supply constraints, we may not be able to fill your order; we will inform you of this, and you may cancel the order without charge. We may withdraw a Product from the list on 60 days' notice. We may change a Product's specifications at any time. Customer's prior approval is required for any change which affects the form, fit, function, or reliability of a Product.

6.       MANUALS AND DISKETTES

You can modify manuals and diskettes we provide under this POA as needed to support your use of Products. Distributed manuals and diskettes must not include anything that suggests we are the source of the manuals or diskettes or Products. You can distribute modified manuals and diskettes only for use with Products. You must make diskettes available subject to a license agreement acceptable to us. You must include a copyright notice in distributed manuals and diskettes. The copyright notice must comply with the copyright law and must identify the owner as you "and others". You must also include a U.S. Government user Restricted Rights notice.

7.       PATENTS AND COPYRIGHTS

If a third party claims that a Product we provide under this POA infringes that party's patent or copyright, we will defend you against that claim at our expense and pay all costs, damages, and attorney's fees that a court finally awards, provided that you: 1) promptly notify us in writing of the claim: and 2) allow us to control, and cooperate with us in, the defense and any related settlement negotiations. If such a claim is made or appears likely to be made, about a Product in your inventory, you agree to permit us to either enable you to continue to market and use the Product, or to modify and replace it. If IBM determines that none of these alternatives is reasonably available, you will return the Product to us on our written request for an appropriate credit or refund as IBM decides. This is IBM's entire obligation to you regarding any claim of infringement.

IBM has no obligation regarding any claim based on any of the following: A) modification of a Product by you or at your direction or its use in other than its specified operating environment; B) the combination, operation, or use of a Product with any product, data, or apparatus that IBM did not provide; or C) infringement by a non-IBM Product alone, as opposed to its combination as part of a system of Products that IBM provides.


8.       LIMITED WARRANTIES





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IBM warrants a Product to be free from defects in material and workmanship, in the U.S.A., for one year from the date of shipment.

Products shipped outside of the U.S.A., samples, prototypes, and test vehicles, and any IBM services provided under this POA are AS IS. IBM manufactures Products from new or serviceable used parts. Exchanged parts become the property of IBM.

If you believe that a Product is not as warranted, you will: A) promptly notify us in writing; B) at our request, return the Product freight prepaid to our designated location. If IBM decides the Product does not meet its warranty, we will, at our option, repair or replace the Product, or issue a credit or refund of the purchase price. This warranty will not include credit, repair, or replacement of a Product which has a defect due to your, or another's, actions or omissions.

THE FOREGOING WARRANTIES REPLACE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS OR USE FOR A PARTICULAR PURPOSE.

9.       LIABILITIES

Circumstances may arise where, because of a default or other liability, you are entitled to recover damages from us. In each such instance, regardless of the basis on which damages can be claimed, the following terms apply. IBM is responsible for: 1) payments referred to in our patent and copyright terms described above; and 2) bodily injury (including death), and damage to real property and tangible personal property caused by the Product; and 3) the amount of any other actual loss or damage, up to the greater of $100,000 or the charge for the Product subject to the claim.

Under no circumstances is IBM liable for any of the following: A) third-party claims against you for losses or damages other than those in items 1) and 2), in this Section 9; B) loss of, or damage to your or another's records or data; or
C) economic consequential damages (including lost profits or savings) or incidental damages, even if we are informed of their possibility.

10.      SOFTWARE

If IBM provides you software or other code ("software") under this POA, the software will be subject to this POA and any license agreement provided with the software. If you object to a license agreement, you must return the software within 10 days of when you receive it. If IBM does not provide a license agreement, the software will be subject to this POA and all copyright laws.


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11.      ENGINEERING CHANGES

We may issue mandatory engineering changes, such as those required for safety. You will install those engineering changes as directed by us, subject to the provisions of Section 5 of this Agreement.

12.      ENDING THE AGREEMENT

Either of us may end this POA by a 30 day written notice. All clauses and acknowledgments which by their nature extend beyond the end of this POA remain in effect until they have been fulfilled, and they apply to respective successors and assigns.

13.      GENERAL

All information exchanged under this POA is nonconfidential. Any exchange of confidential information must be made under a separate signed confidentiality agreement.

Except for your obligation to pay, neither of us will be responsible for failing to perform under this POA for acts of God, natural disasters, embargoes and similar causes beyond its reasonable control.

Neither this POA, nor the sale of Products under it, will be deemed to give either of us any licenses, immunities or other rights, directly or by implication, under the trademarks, trade names, patents, copyrights or any other intellectual property rights of the other.

You will keep suitable records to show you have complied with the terms of this POA. At IBM's request, you will demonstrate to us that you have fully complied with the terms of this POA.

Neither of us will bring a legal action against the other more than two years after the cause of action arose, except for actions for nonpayment and enforcement of intellectual property rights. Each of us waives the right to a jury trial in a dispute under this POA.

Failure by either of us to demand performance or to exercise a right, when entitled, does not prevent us from doing so later for that default or any other one.

Each of us will comply with all applicable United States, European Economic Commission, and other country or country group laws and regulations, including those relating to exports. You represent that you do not intend now, or in the future, to ship, directly or indirectly, any IBM Product, data, or information, to a prohibited country or country group or its nationals.


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The headings in this POA are for reference only. They will not affect the meaning or interpretation of the POA.

You will not assign your rights or delegate your duties under this POA without our written consent.

The substantive laws of the Commonwealth of Massachusetts govern this Agreement.

14. Exhibit A hereto sets forth the part numbers of Products under this Agreement, and applicable prices, volume commitments, cancellation and reschedule schedule, and requirements for good die.



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                                   EXHIBIT A

1. SCOPE OF WORK

1.1 IBM will provide assembly services for Mercury's printed circuit cards. These require Surface Mount Technology (SMT) or wave solder assembly processes. Mercury will order the assembly services from IBM by issuing its Purchase Order for up to [*] cards of any one particular part number.

These services also include soldering in accordance with Mercury's Drawings and BOMs.

IBM will perform these assembly and solder services in accordance with the schedule in Section 2 below. There will be no electrical costing provided by IBM. Assembled and soldered cards will be shipped to Mercury. Technical requirements are set forth in Section 3.3 below. Mercury will provide all components and printed circuit cards ("Items").

Mercury is responsible for the quality of the cards and components which IBM will assemble. IBM will not perform services which include incorporating any items which have obvious or readily ascertainable defects. In the event IBM identifies any such items, they will be returned freight collect to Mercury for repair or replacement. The delivery schedule will be offset by the amount of time between the date the items are returned to Mercury to the date the items are received by IBM.

1.2 The Deliverables are:

     From Mercury to IBM:

          A. Hardware:

             Selected quantity of printed circuit cards (up to *)
             Components required for assembly

          B. Data and Setup Drawings:

             Bill of Materials (BOMs)
             Assembly prints and drawings sufficient for solder stencil fabrication and placement machine programing
             Component placement (centroid) data
             Gerber data

     From IBM to Mercury:

             The selected quantity of completed card assemblies (up to *)


1.3 Changes to Statement of Work

Mercury may, at any time and from time to time, by written notice to IBM, request changes to the part numbers, specifications, or work scope. IBM shall submit a written report to Mercury setting forth the probable effect, if any, of the requested change in regard to the work and the effort on any change in prices or delivery. IBM shall not proceed with any change until authorized in writing by Mercury. The parties shall promptly amend this Agreement to incorporate any agreed changes.

2. DELIVERY

Attach 1                             Page 1                               0519


*Information omitted for confidential treatment.
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2.1  To order the assembly services, Mercury will notify IBM at least 2 weeks prior to its required shipment date by issuing its Purchase Order for a particular part number or part numbers. This Purchase Order will contain selected quantity of circuit cards to be assembled and the shipment date. For new part numbers, Mercury will furnish its Data and Setup Drawing and Deliverables at least 3 weeks prior to the shipment date. Mercury will furnish the Hardware Deliverables at least two weeks prior to the shipment date.

2.2 All completed assemblies will be shipped to Mercury FOB Collect, using Mercury's specified carrier, from Endicott, New York. Any risk of loss shall pass to Mercury upon delivery to the carrier for shipment.

3. SPECIAL ITEMS

3.1  Damage to Items

IBM shall be liable to Mercury for any loss or damage to Mercury's consigned parts or components due to the negligence of IBM while in IBM's custody. Excluded from this responsibility is reasonable wear and tear, or loss, damage, or destruction caused by circumstances beyond IBM's control while in IBM's care, custody and control. All replacement parts or components shall become Mercury's property and shall be subject to all the terms and conditions of this Agreement. In such event, IBM's maximum liability shall be the lesser of the actual cost of the part or component damaged (substantiation to be provided by Mercury) or the price charged IBM for the service performed (associated with that part) hereunder.

3.2 Acceptance and Rejection

3.2.1 Acceptance

Acceptance or rejection of Product shall be determined by Mercury comparing the output produced by IBM for conformance to the Specifications attached as Attachment 2 to the Supplement (dated May 5, 1995) to POA No. JV1201, Section 1 above. Mercury will notify IBM whether the Product is accepted or rejected within thirty (30) calendar days from the date of shipment. Any Product not expressly rejected by Mercury within this time period shall be deemed accepted.

3.2.2 Rejection

In the case of rejection Mercury shall: (i) promptly notify IBM in writing of the basis for such rejection, (ii) follow IBM's instructions for the return of the Product, and (iii) return such Product freight collect to IBM's designated facility. If IBM agrees the Product is defective, IBM will repair the rejected Product or issue a credit for the purchase price applicable to the rejected Product.

If IBM uses Items and these Items fail to meet specifications, Mercury will waive its right of rejection.

3.3 Technical Requirements

   a. The following are technical requirements for Mercury:
      [*]
* Information omitted for confidential treatment.

Attach 1                         Page 2                                  0519
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b. The following are IBM practices to be followed:

    1) IBM will build assemblies to IPC 610 workmanship standards.
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ATTACHMENT 1 - STATEMENT OF WORK

SCOPE OF WORK
1 IBM will perform manufacturing services as follows:

RFS 3916001


IBM will provide prototype assembly services for Customer's [*][*][*].

Customer will order the assembly services from IBM by issuing its Purchase Order for up to [*] boards.

These services will include soldering in accordance with Customer's assembly prints and drawings for [*][*][*], which are now in IBM's possession.

These assembly services will require a first order NRE (Non Recurring Expense) set-up and tooling charge.

The purchase of one NRE will cover assembly of the first three Part Numbers stated above. The purchase of another NRE will cover assembly of the next four Part Numbers stated above. The purchase of another NRE will cover the assembly of the next two Part Numbers stated above. The purchase of another NRE will cover the assembly of the last four Part Numbers stated above.

IBM will perform these prototype assembly and soldering services in accordance with the schedule below. There will be no electrical testing provided by IBM. Assembled and soldered prototype boards will be shipped to Customer. Customer will provide all components and printed circuit boards.

     A. Hardware:

       Set-up hardware of two printed circuit boards and their components which need only be mechanically good
       Selected quantities of printed circuit boards (up to 400 per Part Number) Components required for assembly

     B. Data and Set-up Drawings


RFS 3916001 SCHEDULES

To order the assembly services, Customer will notify IBM at least 1 week prior the Build Date by issuing its Purchase Order for a requested quantity [*][*][*].

Customer will furnish the Data, Set-up Drawings, and Set-up hardware at least 1 week prior to the Build Date.

Customer will furnish its Build Hardware Deliverables at least 2 working


Attachment 1                      Page 1                        3916001

* Information omitted for confidential treatment.
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   days prior to the Build Date.

   Estimated Board Assembly ship date will be scheduled for 10 Business Days following the Build Start Date for 5 - 199 boards, and 15 Business days following the Build Start Date for 200 - 400 boards.

RFS 3916001 TECHNICAL EXCEPTIONS/ASSUMPTIONS

Parts will be supplied on tape and reel, or in tubes or trays.

1.2 The Deliverables are:

a. Items from Customer to IBM:

   A. Hardware:

       Set-up hardware of two printed circuit boards and their components which need only be mechanically good
       Selected quantities of printed circuit boards (up to [*] per Part Number) Components required for assembly

   B. Data and Set-up Drawings

       Bill of Materials
       Assembly prints and drawings sufficient for solder stencil fabrication and placement machine programming
       Component placement (centroid) data
       Gerber data

b. Products from IBM to Customer:

       The selected quantity of completed board assemblies (up to 400 per Part Number)

1.3 Changes to Statement of Work

   Customer may, at any time and from time to time, by written notice to IBM, request changes to the part numbers, specifications, or work scope. IBM shall submit a written report to Customer setting forth the probable effect, if any, of the requested change in regard to the work and the effect on any change in prices, payments or delivery. IBM shall not proceed with any change until authorized in writing by Customer. The parties shall promptly amend this Agreement to incorporate any agreed changes.

2. DELIVERY

   2.1 Customer requests IBM to turnaround this work in 10 business days after IBM's receipt of all Items.

   2.2 All Product will be shipped to Customer FOB Collect from Endicott, New York. Title to and risk of loss for products shall pass to Customer upon delivery to Customer's carrier except if product is given to Customer's carrier in Bromont, Canada, this will not be deemed to alter the passage of title in the United States. In the event of a dispute regarding passage of title to products, the parties agree title will be deemed to have passed in the United States as this is a transaction between two United States companies which title and sale takes place in the United States.

3. SPECIAL ITEMS.

3.1 Damage to Items

   In case of damage to or deterioration, destruction or loss of any Items during the processing such that completion of the processing is rendered impracticable, IBM will repeat or continue the processing without charge provided Customer provides a replacement Item without cost to IBM. IBM shall have no other liability with respect to damaged or lost Items and shall not be responsible for the value of such Items.

3.2 Acceptance and Rejection

   3.2.1 Acceptance

   Acceptance or rejection of Product shall be determined by Customer comparing the output produced by IBM for conformance to Attachment A, Quality and/or Engineering Specifications or the requirements specified in


Attachment 1                         Page 2                      3916001


* Information omitted for confidential treatment.
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the Scope of Work above in Section 1.1 Customer will notify IBM whether the
Product is accepted or rejected within ten (10) calendar days from the date of shipment. Any Product not expressly rejected by Customer within this time period shall be deemed accepted.

2.2 Rejection

In the case of rejection Customer shall:

1. promptly notify IBM in writing of the basis for such rejection,
2. follow IBM's instructions for the return of the Product, and
3. return such Product freight collect to IBM's designated facility.

If IBM agrees the Product is defective, IBM will repair the rejected Product or issue a credit for the purchase price of the service performed by IBM applicable to the rejected Product.

If IBM uses Items and these Items fail to meet specifications, Customer will waive its right of rejection.

3.3 Warranties

IBM warrants that all Services performed or Products delivered hereunder to be free from defects in material and workmanship for a period thirty (30) days from the date of shipment by IBM to Customer. IBM shall, at its option, repair any defective Product, or issue a credit equal to the purchase price of the Service performed by IBM, provided that Customer complies with Section 3.2.2 above.

IBM makes no warranty or representation regarding the infringement of the intellectual property rights of third parties.

THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

3.4 Used Parts

Each IBM product is manufactured from new parts, or new and used parts. In some cases, the product may not be new and may have been previously installed. Regardless of the product's production status, our warranty terms apply. Where a type of services involves the exchange of a product or part, the item IBM or your reseller replaces becomes yours. The replacement may not be new, but will be in good working order.

4. NOTICES

Note to Customer - please insert the name and address of the individual who will be your contact for this agreement:

Customer Contact:                       IBM Contact:

_____________________________           Wade Hooker
                                        IBM Microelectronics
_____________________________           D/U 13G
                                        1701 North Street
_____________________________           Endicott, NY 13760

_____________________________

_____________________________

Please supply the name and addresses for the following:

Ship To Name and Address:               Bill To Name and Address:

Mark Badeley                            ______________________________________
Mercury Customer Systems, Inc.
199 Riverneck Road                      ______________________________________
Chelmsford, MA 01824
                                        ______________________________________

                                        ______________________________________

5. Term of Agreement

This Agreement shall begin on the date signed by IBM, and shall expire on 04/30/98.








Attachment 1                         Page 4                           3916001
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Attachments to Attachment 1:

If Terms and Conditions of this IBM Quotation 3916001 are in conflict with those of the existing Supplement to the Purchase Offer Agreement V1201, as amended, then Terms and Conditions of the Supplement to the Purchase Offer Agreement take precedence.











                                     page 5                        3916001

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                                  Attachment 2




*







* Information omitted for confidential treatment.